SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                 MORGAN PRODUCTS LTD.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                    [logo]
                              Morgan Products Ltd.

                               469 MCLAWS CIRCLE
                          WILLIAMSBURG, VIRGINIA 23185
                                 (757) 564-1700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Morgan Products Ltd. (the "Company") will be held at 10:00 A.M. Eastern time at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia 23185 on Wednesday, May 14, 1997, for the following purposes:

          1. To elect seven (7) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

          2. To consider and act upon a proposal to ratify the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending December 31, 1997.

          3. To consider and act upon a proposal by the Board of Directors to adopt the Morgan Products Ltd. 1997 Incentive Compensation Plan.

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 20, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of those stockholders will be available for inspection at the Annual Meeting upon request of any stockholder.

     You are cordially invited to attend the Annual Meeting. Your vote is important. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail promptly the enclosed proxy, for which a return envelope is provided. If you do attend, you may revoke your proxy and vote your shares in person if you wish to do so.

                                          By Order of the Board of Directors,
                                          Douglas H. MacMillan
                                          Secretary

Dated: March 28, 1997
Williamsburg, Virginia

                              MORGAN PRODUCTS LTD.
             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1997

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Morgan Products Ltd. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia, on Wednesday, May 14, 1997, at 10:00 A.M. Eastern time, or at any adjournment or postponement thereof. The Company's address is 469 McLaws Circle, Williamsburg, Virginia 23185, and its telephone number is
(757) 564-1700. This Proxy Statement and the enclosed proxy will first be mailed to stockholders on or about March 31, 1997.

     Only holders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), as of the close of business on March 20, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 10,152,594 shares of Common Stock issued and outstanding, each of which is entitled to one vote. As of the Record Date, 2,386 shares of Common Stock were outstanding and held by the Company as treasury shares. There is no other class of voting securities issued and outstanding. The presence in person or by proxy of holders of a majority of the outstanding Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

     Assuming a quorum is present, a plurality of the votes of the shares of Common Stock present or represented by proxy at the Meeting is required for the election of any nominee or other person as a director and the affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Meeting and entitled to vote is required for the ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any such proxies do not contain voting instructions, the shares represented by such proxies will be voted (1) FOR the election of the nominees listed thereon, (2) FOR the ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1997, and (3) FOR the ratification of the adoption of the Morgan Products Ltd. 1997 Incentive Compensation Plan. An automated system administered by the Company's transfer agent tabulates the votes. Where the approval of a majority of the shares represented at the meeting is required for the approval of a proposal, abstentions are the equivalent of votes against such proposal and broker non-votes have no effect. The Board of Directors does not know of any business to be brought before the Meeting other than as indicated in the Notice of Annual Meeting. If any other matters properly come before the Meeting, shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons acting thereunder.

     Any stockholder who executes and delivers a proxy may revoke it at any time prior to its exercise upon the: (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance of the stockholder at the Meeting and a request for the return of the proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 4, 1997, the number of shares of Common Stock owned beneficially, to the knowledge of the Company, by each beneficial owner of more than 5% of the Common Stock, by each director, by each named executive officer, and by all executive officers and directors of the Company as a group. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and investment power with respect to the shares indicated.

         Name and Address of              Number of     Percentage of
           Beneficial Owner                Shares       Common Stock
--------------------------------------    ---------     -------------

Heartland Advisors, Inc.
  790 North Milwaukee Street
  Milwaukee, WI 53202                     1,374,700(1)       13.5

Fiduciary Trust Company International
  Two World Trade Center
  New York, NY 10048                      1,007,800(2)        9.9

The Parnassus Fund
  One Market
  Stuart Tower, Suite 1600
  San Francisco, CA 94105                 1,000,000(3)        9.9

Frank J. Hawley, Jr.
  One Canterbury Green
  Stamford, CT 06901                        125,122           1.2

Larry R. Robinette
  469 McLaws Circle
  Williamsburg, VA 23185                    219,167(4)        2.1

John S. Crowley
  275 Guinea Road
  Stamford, CT 06903                          4,000(5)          *

Howard G. Haas
  Suite 1275
  208 S. LaSalle Street
  Chicago, IL 60604                           7,900(6)          *

William R. Holland
  301 S. College Street
  2300 One First Union Center
  Charlotte, NC 28202                         4,500(7)          *

Patrick J. McDonough, Jr.
  P.O. Box 508
  153 Bowles Road
  Agawam, MA 01001                            1,000(8)          *

Edward T. Tokar
  P.O. Box 1219R
  101 Columbia Road
  Morristown, NJ 07962-1219                   3,000(9)          *

Peter Balint
  469 McLaws Circle
  Williamsburg, Virginia 23185               33,333(10)         *

         Name and Address of              Number of     Percentage of
           Beneficial Owner                Shares       Common Stock
--------------------------------------    ---------     -------------
David A. Braun
  Morgan Distribution
  303 Mulberry Drive
  Mechanicsburg, PA 17055                    13,333(11)         *

Dennis C. Hood
  469 McLaws Circle
  Williamsburg, Virginia 23185               71,300(12)         *

Douglas H. MacMillan
  469 McLaws Circle
  Williamsburg, Virginia 23185               80,333(13)         *

All Directors and Executive Officers
  as a group (13 persons)                   616,891(14)       5.8

---------------

  * Number equals less than one percent (1%) of outstanding shares of Common Stock.

 (1) Based on information filed with the Securities and Exchange Commission, Heartland Advisors, Inc. has sole voting and dispositive power with respect to these shares.

 (2) Based on information filed with the Securities and Exchange Commission, Fiduciary Trust Company has sole voting and dispositive power with respect to 841,800 shares and shared voting and sole dispositive power over an additional 166,000 owned by affiliates of Fiduciary Trust Company International.

 (3) Based on information filed with the Securities and Exchange Commission, The Parnassus Fund has sole voting power with respect to these shares.

 (4) This amount consists of 219,167 shares of Common Stock as to which Mr. Robinette has options to purchase which were granted pursuant to the Morgan Products Ltd. Incentive Stock Option Plan (the "Stock Option Plan") and which are currently exercisable or exercisable within 60 days.

 (5) This amount consists of 4,000 shares of Common Stock as to which Mr. Crowley has options to purchase which were granted pursuant to the Morgan Products Ltd. 1992 Non-employee Director Stock Option Plan (the "Director Plan") and which are currently exercisable or exercisable within 60 days.

 (6) This amount includes 4,000 shares of Common Stock as to which Mr. Haas has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days, as well as 3,900 shares owned individually.

 (7) This amount includes 4,000 shares of Common Stock as to which Mr. Holland has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days, as well as 500 shares owned individually.

 (8) This amount represents 1,000 shares of Common Stock as to which Mr. McDonough has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days.

 (9) This amount represents 1,000 shares of Common Stock as to which Mr. Tokar has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days, as well as 2,000 shares owned individually.

(10) This amount includes 33,333 shares of Common Stock as to which Mr. Balint has options to purchase which were granted pursuant to the Stock Option Plan and which are currently exercisable or exercisable within 60 days.

(11) This amount includes 13,333 shares of Common Stock as to which Mr. Braun has options to purchase which were granted pursuant to the Stock Option Plan and which are currently exercisable or exercisable within 60 days.

(12) This amount includes 68,000 shares of Common Stock as to which Mr. Hood has options to purchase which were granted pursuant to the Stock Option Plan and which are currently exercisable or exercisable within 60 days, as well as 3,300 shares owned individually.

(13) This amount includes 73,333 shares of Common Stock as to which Mr. MacMillan has options to purchase which were granted pursuant to the Stock Option Plan and which are currently exercisable or exercisable within 60 days, as well as 7,000 shares owned individually.

(14) This amount represents the aggregate amount of 616,891 shares of Common Stock as to which all executive officers and directors as a group have options to purchase and which are currently exercisable or exercisable within 60 days, as well as shares owned or beneficially owned individually.

                            1. ELECTION OF DIRECTORS

     The Board of Directors has nominated seven (7) persons for election as directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. It is intended that, unless contrary instructions are received, the accompanying form of proxy will be voted for the following persons, all of whom are presently directors of the Company and have agreed to serve if elected. If, prior to the Meeting, any nominee becomes unable to serve, the shares represented by all properly executed proxies will be voted for such additional person as may be recommended by the Board of Directors.

     The following table sets forth information about the nominees for election.

                                        Position with the
           Name               Age            Company                   Principal Occupation             Director Since
---------------------------   ---    -----------------------  ---------------------------------------   ---------------
Frank J. Hawley, Jr........    69    Chairman of the Board;   Managing partner of Bedford Partners,     December 1983
                                     Director                 which is the general partner of
                                                              Saugatuck Capital Company Limited
                                                              Partnership II ("Saugatuck II") a
                                                              venture capital partnership; managing
                                                              partner of Greyrock Partners Limited
                                                              Partnership, which is the general
                                                              partner of Saugatuck Capital Company
                                                              Limited Partnership III ("Saugatuck
                                                              III"), a venture capital partnership,
                                                              President and principal stockholder of
                                                              Saugatuck Associates, Inc. and
                                                              Saugatuck Associates II, Inc., each a
                                                              risk capital management firm which
                                                              provides investment advice and
                                                              assistance to Saugatuck II and
                                                              Saugatuck III. During the period from
                                                              1982 to 1996, he was managing partner
                                                              of the general partner of Saugatuck
                                                              Capital Company Limited Partnership
                                                              ("Saugatuck"), a venture capital
                                                              partnership, which was terminated in
                                                              1996.
John S. Crowley............    73    Director                 Private investor since 1993; managing     November 1986
                                                              director of Saugatuck Associates from
                                                              1985 to 1993; from 1983 to 1987 he was
                                                              the organizer and general partner of
                                                              Round Hill Associates, a private
                                                              investment fund engaged in management
                                                              buyouts, and President of Round Hill
                                                              Associates Management Company. Mr.
                                                              Crowley is also a director of General
                                                              Housewares Corp., a manufacturing
                                                              company.
Howard G. Haas.............    72    Director                 Chairman of Howard G. Haas &              September 1987
                                                              Associates, a consulting firm, since
                                                              1986; from 1967 to 1986 Mr. Haas was
                                                              the President and Chief Executive
                                                              Officer of Sealy Incorporated; Mr. Haas
                                                              is also a member of the faculty of the
                                                              Graduate School of Business at the
                                                              University of Chicago.
William R. Holland.........    58    Director                 Chairman of the Board and Chief           July 1991
                                                              Executive Officer of United Dominion
                                                              Industries, a diversified manufacturing
                                                              company since 1987; prior to 1987 he
                                                              served in various senior executive
                                                              positions with such company. Mr.
                                                              Holland is also a director of each of
                                                              United Dominion Industries and Lauce,
                                                              Inc.

                                        Position with the
           Name               Age            Company                   Principal Occupation             Director Since
---------------------------   ---    -----------------------  ---------------------------------------   ---------------
Larry R. Robinette.........    53    President and Chief      President & Chief Executive Officer of    November 1994
                                     Executive Officer;       the Company since September 1994. From
                                     Director                 1993 to 1994, he was the President and
                                                              CEO of Anchor Hocking Packaging of
                                                              Cincinnati, Ohio, a subsidiary of
                                                              CarnaudMetalbox. From 1980 to 1993, he
                                                              held a series of executive assignments
                                                              at Newell Company, including operations
                                                              vice presidencies in the EZ Painter
                                                              Division, Newell Window Furnishings and
                                                              the Mirro Foley Division and the
                                                              presidency of Anchor Industrial Glass.
                                                              Prior to 1980, he was employed at
                                                              General Motors.
Edward T. Tokar............    49    Director                 From 1985 to present, Vice President-     November 1994
                                                              Investments, AlliedSignal Inc.,
                                                              responsible for the overall investment
                                                              management of employee benefit asset
                                                              funds worldwide. Employed at
                                                              AlliedSignal since 1977 in various
                                                              management positions. He is a director
                                                              of Noel Group, Inc., a trustee of the
                                                              Morgan Grenfell Investment Funds, an
                                                              advisor to various investment
                                                              partnerships, and a trustee of the
                                                              College of William and Mary.
Patrick J. McDonough,          65    Director                 From June 1994 to February 1997,          November 1994
  Jr.......................                                   Chairman and CEO of Olympic
                                                              Manufacturing Group, Inc., a commercial
                                                              roofing and fastner company located in
                                                              Massachusetts. He spent 22 years with
                                                              the Black & Decker Manufacturing
                                                              Company; his last two assignments were
                                                              as President of the U.S. company and
                                                              Chief Administrative Officer in the
                                                              Office of the CEO. After leaving Black
                                                              & Decker in January 1993, he formed
                                                              McDonough & Associates, a management
                                                              consulting firm that specializes in
                                                              corporate strategic planning and
                                                              re-engineering.

     The Company accepted the resignations of Mr. Alton F. Doody, Jr. and Mr. Byron H. Tony Stebbins as directors as of December 17 and December 5, 1996, respectively. The Company believes that such directors resigned because the Company engaged in certain transactions which may have conflicted with the interests of another company with which Messrs. Doody and Stebbins are affiliated.

     During the year ended December 31, 1996, the Board of Directors held seven meetings (exclusive of consents executed in lieu of meetings). Mr. Holland was able to attend only four of the seven meetings of the Board of Directors. All other incumbent directors attended more than 75% of the meetings of the Board of Directors and the committees of which they were members. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors, as a whole, functions as a nominating committee.

     The Audit Committee consists of Messrs. Crowley, Haas, Holland, and Tokar. The Audit Committee's functions include the recommendation of a firm to be employed by the Company as its independent accountants, consultation with the accountants with respect to the plan of audit, review with such accountants of their report of audit, consultation with such accountants regarding the adequacy of internal controls, the direct monitoring of the Company's accounting practices and system of internal controls, and other related functions. The Audit Committee held two meetings during 1996.

     The Compensation Committee consists of Messrs. Hawley and Holland. The Compensation Committee held no meetings in 1996 and conducted all business by written consents.

     All directors receive reimbursement for all expenses incurred in connection with attendance at board meetings and all directors, other than Messrs. Hawley and Robinette, receive a fee of $1,500 per meeting of the board, $1,500 per committee meeting and a retainer of $3,000 per quarter.

     In addition, each individual serving on the Board of Directors who is not an employee of the Company or a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 20% of the issued and outstanding Common Stock (a "Non-employee Director") is automatically granted an option to purchase 1,000 shares of Common Stock upon such person's election and each re-election to the Board of Directors. During 1996, five incumbent Non-employee Directors (Messrs. Crowley, Haas, Holland, Tokar, and McDonough) each received a grant of options for the purchase of 1,000 shares of Common Stock pursuant to the Morgan Products Ltd. 1992 Non-employee Director Stock Option Plan (the "Director Plan").

     Each grant under the Director Plan permits the holder to purchase from the Company 1,000 shares of Common Stock at the fair market value of such shares on the date the option was granted. Such options vest beginning one year from the date of grant in equal amounts over the next three years. In the event that a person granted options under the Director Plan ceases to be a director for any reason other than death or disability or in connection with a Change of Control (as defined in the Director Plan), each option not vested as of the effective date of termination as a director shall, to the extent not so vested, be forfeited and revert back to the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Hawley and Holland. Mr. Hawley is an officer of the Company and may be considered an employee of the Company.

     The Company paid Saugatuck Associates, an affiliate of Saugatuck, of which Mr. Hawley is the sole stockholder and an executive officer, an annual fee of $125,000 under a consulting and management assistance agreement dated as of January 13, 1984, pursuant to which Saugatuck Associates provided strategic planning, management and financial services to the Company. The initial term of such agreement was for a period of five years ending January 13, 1989. Since January 13, 1994, the term of such agreement has been automatically renewed for additional one-year terms. The agreement was terminated November 30, 1996. Effective as of December 1, 1996, Mr. Hawley has been entitled to receive a chairman's fee of $100,000 per annum.

                         COMPENSATION COMMITTEE REPORT

Function and Overall Policy

     The Compensation Committee of the Board of Directors (the "Committee") oversees the general compensation policies of the Company, establishes compensation plans and specific compensation levels for executive officers, and administers the Executive Performance Incentive Plan (the "Bonus Plan"). The Committee is also responsible for administering the Morgan Products Ltd. Incentive Stock Option Plan (the "Stock Option Plan"), and other compensation programs of the Company.

     The Committee is comprised entirely of board members. No member of the Committee is eligible to receive awards under any plan administered by the Committee.

     The Committee's primary objective in establishing compensation opportunities for the Company's key executive officers is to support the Company's goal of maximizing the value of stockholder interests in the Company. To achieve this objective, the Committee believes it is critical to:

     * Hire, develop, reward, and retain the most competent executives possible, and to provide compensation opportunities for executives which are competitive in the marketplace;

     * Encourage decision-making that enhances stockholder value by providing short-term and long-term incentives that are tied directly to the Company's stock price;

     * Pay executives based on competitive levels of incentive compensation but only after stockholders have been rewarded; and

     * Promote a close identity of interest between management and stockholders by tying executive pay to increases in stockholder value.

     The Committee targets total pay opportunities at median pay levels of a group of comparable companies. These companies (the "Comparator Companies") are selected based upon their size, industry, and their inclusion in publicly and privately available survey sources. This group is comprised of companies beyond those comprising the peer group in the Performance Graph. The Committee does not believe that the companies which are used for purposes of evaluating financial performance are necessarily the same companies against which the Company competes for executive talent.

     The Committee makes all decisions pertaining to the Company's executive compensation programs which promote the objectives detailed above. The Committee believes that the Company's current compensation programs and those that the shareholders are being asked to approve through this proxy statement support the Company's business mission, and that such programs are linked to the enhancement of stockholder value.

Components of Compensation

  Base Salary

     The Committee annually reviews each executive officer's base salary. Base salaries are determined according to the following factors: requirements under existing employment contracts, comparable levels of pay among executives in similar positions at the Comparator Companies, levels of responsibilities, prior experience and breadth of knowledge, and internal pay equity. The Committee does not ascribe any specific weightings to any of the factors described above. However, base salaries are targeted at the median levels for the Comparator Companies, taking into consideration individual job performance.

     Mr. Robinette's base salary was increased in 1996 to $400,000, which the Committee believes is approximately equal to median market levels. The Committee believes that the Chief Executive Officer's compensation should be heavily influenced by the Company's performance. In determining Mr. Robinette's base salary, the Committee considered Mr. Robinette's previous experience, his long-term role in the future success of the Company, and the base salaries of CEOs at the Comparator Companies.

  Annual Incentives

     The Committee believes that the annual incentives of executive officers should be directly tied to improving stockholder value. Consistent with this philosophy, the Bonus Plan focuses on increasing stockholder value by establishing targets that are tied directly to the Company's or business unit's attainment of a pre-specified earnings goal.

     Under the Bonus Plan, which is targeted to median market levels, executive officers can earn a bonus equal to 50% of their base salary upon attainment of the targeted goal. The maximum incentive to any executive under the Bonus Plan is equal to 70% of base salary in any one calendar year, and no payment is made if an achievement level of 80% of the targeted goal is not met.

     For 1996, the Committee also established a special turnaround bonus program which provided for higher bonus opportunities in certain situations. This program resulted in bonuses being awarded to executive officers on the Company's performance related to continuing operations, adjusting for a specific, one-time restructuring charge associated with the consolidation of the Company's two manufacturing plants. (See Note 2 to Consolidated Financial Statements in the 1996 Annual Report). The Compensation Committee believes that this adjustment was necessary in view of the markedly improved performance of continuing operations, and since the manufacturing consolidation, which resulted in a special charge, was in the long-term financial interests of the Company and its shareholders.

  Long-Term Incentives

     The Committee believes that long-term incentive awards should be payable only after financial rewards have been delivered to stockholders. Long-term incentives are awarded under the Stock Option Plan. Since there is no defined benefit retirement plan for officers, stock option grants and other long-term incentives are also designed to serve as a vehicle for providing executives with post-retirement income. Stock options focus executives on the creation of stockholder value over the long-term and encourage equity ownership in the Company. Stock options are used as the primary long-term incentive vehicle.

     The sizes of stock option grants are based on competitive practice, and are targeted to be at the median of option values granted by the Comparator Companies. The sizes of the awards can be adjusted based on individual factors and historical award data. In addition, the Committee considers the size of option grants made in prior years. The Committee's objective is to deliver competitive award opportunities based on the estimated value of the award granted.

  Policy With Respect to $1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code generally limits the annual corporate deduction for compensation paid to "covered employees" to $1 million, unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision. For 1996, the Committee has determined that the Company is not affected by Section 162(m) because compensation to a single individual does not exceed $1 million.

     The Committee continues to review Company compensation policies with respect to 1997 and subsequent years to determine whether it is appropriate to conform some or all components of executive pay to the requirements of Section 162(m) in order to ensure full tax deductibility. The proposed Morgan Products Ltd. 1997 Incentive Compensation Plan submitted for shareholder approval in this proxy statement complies with requirements of the "performance-based" exception under the $1 million cap, and thereby makes it possible for the Company to make awards of fully deductible long-term incentives.

  Summary

     The Committee believes that the compensation policies summarized above provide motivation for executives to enhance the value of the Company for the stockholders' benefit. We will continue to monitor the effectiveness of the Company's compensation programs to meet the Company's needs.

Mr. Frank J. Hawley, Jr., Chairman
Mr. William R. Holland

                             EXECUTIVE COMPENSATION

     The following table (Summary Compensation Table) sets forth information with respect to all cash and non-cash compensation for services rendered to the Company in all capacities for fiscal years 1996, 1995, and 1994, of those persons who were, at December 31, 1996 (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation
                                         Annual Compensation (1)           -----------------------------------
                                   ------------------------------------                   Awards
                                                           Other Annual    Restricted       of                     All Other
                                                           Compensation      Stock         Stock     Long-Term    Compensation
 Name & Principal Position Year     Salary      Bonus          (2)           Awards       Options     Payouts         (3)
--------------------------------   --------    --------    ------------    ----------     -------    ---------    ------------
Larry R. Robinette         1996    $365,580    $239,724      $ 15,192(7)    $       0      25,000       $ 0         $ 16,451
  President, Chief         1995    $350,000    $      0      $432,423(8)    $       0      20,000       $ 0         $ 11,593
  Executive
  Officer, and Director    1994    $113,077    $186,440      $  1,792       $ 700,000(17) 250,000       $ 0         $  3,393
Douglas H. MacMillan       1996    $197,522    $133,168      $ 10,820(9)    $       0      12,500       $ 0         $  9,075
  Vice President, Chief    1995    $197,522    $      0      $199,567(10)   $       0      10,000       $ 0         $  7,670
  Financial Officer, and   1994    $189,042    $ 62,311(4)   $  6,008       $       0      70,000(18)    $ 0        $  5,671
  Secretary
Dennis C. Hood             1996    $150,020    $101,075      $ 16,692(11)   $       0      12,500       $ 0         $  7,767
  Senior Vice President -- 1995    $150,020    $ 19,500(5)   $112,075(12)   $       0      10,000       $ 0         $  5,828
  Human Resources and      1994    $124,632    $ 47,325(4)   $  6,093       $       0      55,000(18)    $ 0        $  3,739
  Administration
Peter Balint               1996    $200,018    $ 50,000      $ 10,871(13)   $       0           0       $ 0         $  4,292
  Executive Vice           1995    $126,935    $ 40,000(6)   $ 82,947(14)   $       0      50,000       $ 0         $  3,231
  President --
  Market Development &
  National Accounts
Dave Braun                 1996    $170,382    $266,292      $  2,914(15)   $       0      25,000       $ 0         $  9,073
  Vice President and       1995    $ 60,585    $ 30,000      $ 90,517(16)   $       0      40,000       $ 0         $  1,558
  President -- Morgan
  Distribution

---------------

 (1) This includes amounts earned in the respective fiscal year, whether or not deferred.

 (2) This represents payments by the Company for moving expenses, excess group life insurance, leased automobiles, tax preparation fees, personal financial planning fees, and tax gross-up on amounts included in taxable compensation (other than salary and bonuses) to the extent required to be reported.

 (3) This amount represents contributions by the Company under Section 401(k) of the Code pursuant to the Profit Sharing Savings and Retirement Plan, as well as excess 401(k) amounts the Company contributed to the Deferred Compensation Plan.

 (4) Pursuant to binding elections previously made, a portion of each named executive officers' bonus has been deferred for the purchase of Convertible Appreciation Rights (CARs), which can accrue value in connection with improvements in stockholder value. The CARs plan was terminated in 1996 and participants' contributions were repaid to them. This payout included no interest or other additional value.

 (5) This represents a discretionary bonus paid to Mr. Hood due to the achievement of specific objectives established for his functional area.

 (6) This represents a bonus paid to Mr. Balint pursuant to his employment agreement.

 (7) Other Annual Compensation includes $15,180 of tax gross-up.

 (8) Other Annual Compensation includes $338,719 of moving expenses paid on Mr. Robinette's behalf and $74,746 of tax gross-up.

 (9) Other Annual Compensation includes $10,814 of tax gross-up.

(10) Other Annual Compensation includes $139,807 of moving expenses paid on Mr. MacMillan's behalf and $43,456 of tax gross-up.

(11) Other Annual Compensation includes $16,687 of tax gross-up.

(12) Other Annual Compensation includes $69,516 of moving expenses paid on Mr. Hood's behalf and $26,730 of tax gross-up.

(13) Other Annual Compensation includes $10,868 of tax gross-up.

(14) Other Annual Compensation includes $50,178 of moving expenses paid on Mr. Balint's behalf and $29,009 of tax gross-up.

(15) Other Annual Compensation includes $2,913 of tax gross-up.

(16) Other Annual Compensation includes $78,428 of moving expenses paid on Mr. Braun's behalf and $12,089 of tax gross-up.

(17) Pursuant to Mr. Robinette's employment agreement, the Company granted 140,000 restricted shares of Common Stock with a then fair market value of $5.00 per share to a trust for the benefit of Mr. Robinette. The value of these shares at December 31, 1996 was $1,032,500. The Company has never paid dividends on its Common Stock, but, if paid, Mr. Robinette's shares would be entitled to receive such dividends.

(18) This includes repriced options. On August 31, 1994, the Board of Directors approved the repricing to fair market value of officer options with grant dates of August 9, 1991 and May 20, 1992.

                           OPTION/SAR GRANTS IN 1996

                                                  % of Total
                                  Number of      Options/SARs
                                    Shares        Granted to                                     Alternative to 5% and
                                  Underlying     Employees in     Exercise                         10% Appreciation:
                                 Options/SARs       Fiscal         Price                          Grant Date Present
             Name                  Granted         Year(1)       $/Share(2)    Expiration Date        Value $(3)
------------------------------   ------------    ------------    ----------    ---------------   ---------------------
Larry R. Robinette............      25,000           8.7%          $6.375      August 5, 2006          $ 106,500
Douglas H. MacMillan..........      12,500           4.3%           6.375      August 5, 2006             53,250
Dennis C. Hood................      12,500           4.3%           6.375      August 5, 2006             53,250
David A. Braun................      25,000           8.7%           6.375      August 5, 2006            106,500

---------------

(1) Based on 287,500 total options granted to employees in 1996.

(2) All exercise prices are equal to fair market value on the date of grant.

(3) The estimated grant date present values reflected in the above table are determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the values of the options reflected in the above table include:

    o Exercise prices on the options are equal to the fair market value of the underlying stock on the dates of the grant.

    o The option term of ten years.

    o Interest rates that represent the interest rate on a U.S. Treasury security on the dates of grant with maturity dates corresponding to those of the option terms.

    o Volatilities calculated using daily stock prices for the one-year period prior to the grant dates.

    o Dividends at the rate of $0.00 per share representing the annualized dividends paid with respect to a share of Common Stock at the dates of grant. The Company does not pay a dividend with respect to Common Stock.

    o Reductions to reflect the probability of forfeiture due to termination prior to vesting and the probability of a shortened option term due to termination of employment prior to the option expiration date.

Employment Agreements

     On September 6, 1994, the Company and Mr. Robinette entered into an employment agreement. Pursuant to the agreement, Mr. Robinette will be employed as President and Chief Executive Officer of the Company through December 31, 1997. Mr. Robinette received an annual base salary of $365,580 in 1996 and he will receive an annual base salary of $400,000 in 1997. Mr. Robinette is furnished with the use of a Company automobile, participation in group health, term life insurance and other employee benefit plans available to other executive personnel. He is eligible for four weeks paid vacation in each calendar year. He is also eligible to participate in the Bonus Plan. In addition, Mr. Robinette received a signing bonus of $150,000, of which $50,000 was paid in 1994 and $100,000 was paid on January 13, 1995. As part of this agreement, Mr. Robinette was awarded an option to purchase 250,000 shares of Common Stock at an exercise price of $5 per share. These options vest over a three-year period, with 25% vesting immediately upon employment and 25%, 35% and 15% vesting on each of August 19, 1995, 1996, and 1997 respectively. In addition, a trust for Mr. Robinette's benefit was granted 140,000 restricted shares of stock at the then fair market value of $5 per share. These shares vest 33% per year for three years beginning on August 19, 1995. Under the trust agreement, the restricted shares will vest automatically upon termination as a result of death or disability, termination as a result of any reason other than cause (as defined therein), or termination as a result of the acquisition by a third party of all of the assets or outstanding voting stock of the Company. After the expiration of the initial term of Mr. Robinette's employment on December 31, 1997, the term of his employment will automatically renew for successive one year terms, unless either party delivers written notice of its desire not to renew 180 days prior to the end of such term. The agreement provides that if the Company elects not to renew the term of Mr. Robinette's agreement at the end of the initial term or any renewal term, Mr. Robinette will continue to receive salary for a period of one year.

     On May 1, 1995, the Company and Mr. Balint entered into an employment agreement. Pursuant to the agreement, Mr. Balint receives an annual base salary of $200,000. Mr. Balint is furnished with the use of a Company automobile and participation in group health, term life insurance and other employee benefit plans available to other executive personnel. He is eligible for four weeks paid vacation in each calendar year. He is also eligible to participate in the Bonus Plan. In addition, Mr. Balint received a signing bonus of $40,000 in 1995. Pursuant to the agreement, Mr. Balint was awarded an option to purchase 50,000 shares of Common Stock under the Stock Option Plan at an exercise price of $5.75 which was equal to the fair market value on the date of grant. These options vest 33 1/3% per year for three years beginning on May 17, 1995. If Mr. Balint's employment by the Company is terminated prior to May 1, 1997, he will be eligible for severance pay equal to his base salary for twelve months. This severance arrangement is not applicable if Mr. Balint is terminated for cause, or because of death, disability, voluntary retirement or resignation.

Severance Plans

     The Company has provided a Special Severance/Retention Plan for Messrs. Robinette, MacMillan, and Hood. This plan provides for severance benefits in the event a participant is involuntarily terminated for any reason other than cause, or where a participant voluntarily terminates for certain prescribed reasons outlined in the plan. If terminated, the participant will receive severance pay equal to two times the sum of the participant's base salary and the average bonus award earned in the three fiscal years prior to the date of the termination. Participants terminated are also eligible to continue the full fringe benefit program for a twenty-four month period. If Mr. Robinette receives benefits under this Plan, he will not be eligible for severance pay under his employment agreement.

     In addition, the Company has adopted a special policy providing for severance payments in the event of an acquisition. Under this policy, which is applicable to Messrs. Robinette, MacMillan, and Hood, an acquisition is defined as a change of management or control where (a) at least 35% of the Common Stock is redeemed by the Company, purchased by any person or exchanged for shares in any other corporation; (b) at least 51% of the Company's assets are acquired by any person; (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the board (and any new director whose election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or were similarly elected) cease, for any reason, to constitute a majority thereof; or (d) the Company is merged or consolidated with or into another corporation. Should the employment of any of these executives be terminated within thirty months following an acquisition, the executive will be paid a severance benefit equal to two and one-half times the sum of his annual base salary then in effect and average bonus earned over the previous three fiscal years prior to termination. In addition, the terminated executive would receive a full year's bonus at the targeted level, as determined under the Bonus Plan. Further, such terminated executive would receive any unused or accrued vacation pay, and would be eligible to receive those fringe benefits he had been receiving prior to his termination for a period of thirty months. In order to avoid the imposition of excise taxes, participants' benefits are capped at the "golden parachute" excise tax limit set forth in Section 280G of the Internal Revenue Code (unless removing the cap results in a greater after-tax benefit to the participant.)

     In exchange for this severance benefit, the covered executive, for a period of twenty-four calendar months after termination shall not, directly or indirectly: (i) use, attempt to use, disclose or otherwise make known to any person or entity knowledge or information of which the executive became aware during his employment including lists of customers or suppliers, trade secrets or similar information and information of a confidential nature including, without limitation, information relating to the business, properties, accounting or similar functions of the Company, (ii) engage or become interested in any business conducted by the Company, and (iii) employ, retain or arrange to participate in the employment of any person who is an employee or consultant of the Company or its affiliates.

               OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUE

     The following table sets forth certain information as to the individuals listed in the Summary Compensation Table with regard to stock options exercised during the fiscal year and year-end option value as of December 31, 1996.

                                                                    Total Number of Shares
                                                                    Underlying Unexercised       Value of Unexercised in the
                                       Number of                    Options Held At Fiscal       Money Options Held at Fiscal
                                        Shares                             Year-End                      Year-End(1)
                                      Acquired on     Value      ----------------------------    ----------------------------
               Name                    Exercise      Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------------------------   -----------    --------    -----------    -------------    -----------    -------------
Larry R. Robinette.................        0            $0         219,167          75,833        $ 515,521       $ 135,729
Douglas H. MacMillan...............        0            $0          73,333          19,167        $ 137,916       $  23,334
Dennis C. Hood.....................        0            $0          68,000          22,500        $ 108,500       $  28,750
Peter Balint.......................        0            $0          33,333          16,667        $  54,166       $  27,084
David A. Braun.....................        0            $0          13,333          51,667        $  21,666       $  68,334

---------------

(1) Total value of vested options based on the Common Stock's closing price on the New York Stock Exchange of $7.375 as of December 31, 1996.

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Composite -- 500 Stock Index and a Peer Group Index. The Peer Group consists of Masco Corporation; Ply-Gem Industries, Inc.; T.J. International, Inc.; and Nortek, Inc. Management believes that the Peer Group sells to similar customers and that their financial performance is similarly influenced by the residential construction and repair and remodeling markets.

                Comparison of Five-Year Cumulative Total Return*
                 Morgan Products Ltd., S&P 500, and Peer Group

                                    [GRAPH]

                    Morgan
Date                Products              S&P 500             Peer Group
----                --------              ------              ----------

December 1991       $100.00              $100.00              $100.00
December 1992       $101.75              $107.61              $128.92
December 1993       $124.56              $118.41              $171.05
December 1994       $ 78.95              $120.01              $112.37
December 1995       $ 82.46              $164.95              $150.28
December 1996       $103.51              $202.73              $177.69

*Total return assumes reinvestment of dividends on a quarterly basis.



Peer Group Companies

Masco Corporation
Nortek, Inc.
Ply-Gem Industries, Inc.
T.J. International, Inc.

     *Total return assumes reinvestment of dividends on a quarterly basis.

                              CERTAIN TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation" for a discussion of Certain Transactions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers, and 10% stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely upon a review of the copies of such reports furnished to the Company, or representations that no reports were required, the Company believes that all of its directors, executive officers and 10% shareholders complied with all filing requirements under Section 16(a) in 1996.

                       2. INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, to examine the financial statements of the Company for the fiscal year ending December 31, 1997. In accordance with a resolution of the Board of Directors, this selection is being presented to the stockholders for ratification at the Meeting.

     A representative of Price Waterhouse LLP will attend the Meeting and will be available to respond to appropriate questions; however, no statement shall be made by such representative on behalf of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

      3. APPROVAL OF MORGAN PRODUCTS LTD. 1997 INCENTIVE COMPENSATION PLAN

     The success of the Company depends, in large measure, on its ability to recruit and retain key employees with outstanding ability and experience. The Board of Directors also believes there is a need to align stockholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of the Company's financial goals.

     In order to accomplish these objectives the Board of Directors has adopted, subject to approval by the stockholders, the Morgan Products Ltd. 1997 Incentive Compensation Plan (the "Incentive Plan").

     The Company currently offers long term stock-based incentive compensation to employees and directors under the Stock Option Plan and the Director Plan. However, the shares of Common Stock available for issuance under the Stock Option Plan and the Director Plan will be largely exhausted by the end of 1997. The Incentive Plan will make available additional shares which may be subjected to option grants to both employees and directors and will also provide the Company with enhanced flexibility in granting performance-based incentive compensation consistent with current regulatory requirements.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for adoption of the Incentive Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE ADOPTION OF THE INCENTIVE PLAN.

Summary Description of the Incentive Plan

     The following summary of the terms of the Incentive Plan is qualified in its entirety by reference to the text of the plan, which is attached as Appendix A to this Proxy Statement. If adopted by the stockholders, the Incentive Plan will be effective as of January 1, 1997.

     Administration. The Incentive Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee").

     Eligibility. Officers and key employees of the Company and its subsidiaries are eligible to participate in the Incentive Plan. Non-employee directors of the Company are also eligible to participate in the Incentive Plan.

     More than 200 employees of the Company and its subsidiaries and the Company's five non-employee directors are presently eligible to participate; however, because the Incentive Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

     Stock Available for Issuance Through the Incentive Plan. The Incentive Plan provides for a number of forms of stock-based compensation, as further described below. Up to 250,000 shares of the Company's Common Stock, par value $.10 per share, are authorized for issuance through the Incentive Plan, no more than 100,000 of which may be granted in the form of restricted stock. Provisions in the Incentive Plan permit the reuse or reissuance by the plan of shares of Common Stock underlying canceled, expired, or forfeited awards of stock-based compensation, as well as shares tendered in payment of a stock option exercise price or withheld by the Company to pay taxes on an award, subject to restrictions imposed under the Securities and Exchange Commission's ("SEC") short-swing trading rules. On March 3, 1997, the closing price for a share of the Company's Common Stock, as reported on the New York Stock Exchange composite tape, was $7.62.

     Stock-based compensation will typically be issued in consideration for the performance of services to the Company. At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Committee so provides, in shares of Common Stock.

     Description of Awards Under the Plan. The Committee may award to eligible employees and non-employee directors incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance units/performance shares, and other cash-based awards. As separately described under "Performance Measures", the Committee may also grant awards subject to satisfaction of specific performance goals. Awards under the Incentive Plan will be used for annual incentives and long-term incentives. The forms of awards are described in greater detail below.

     Stock Options. The Committee will have discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options ("NQSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. Non-employee directors are ineligible to receive ISOs under the Internal Revenue Code. Each option issued under the Incentive Plan must be exercised within a period of ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. If an award of stock options is intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m), the maximum number of shares which may be granted in the form of stock options in any fiscal year to any one participant is one hundred thousand (100,000). Subject to the specific terms of the Incentive Plan, the Committee will have discretion to set such additional limitations on option grants as it deems appropriate.

     Options granted to employees under the Incentive Plan will expire at such times as the Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant's employment with the Company. The termination provisions will be determined within the discretion of the Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

     Upon the exercise of an option granted under the Incentive Plan, the option price is payable in full to the Company, either: (a) in cash or its equivalent, or (b) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), or (c) if permitted in the award agreement, a combination of (a) and (b).

     With respect to options which qualify as ISOs, an Incentive Plan participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise, or (2) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

     With respect to NQSOs, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

     In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under Section 162(m). To the extent a participant realizes capital gains, as described above, the Company will not be entitled to any deduction for federal income tax purposes.

     Stock Appreciation Rights. The Committee may also award stock appreciation rights ("SARs") under the Incentive Plan upon such terms and conditions as it shall establish. The grant price of a freestanding SAR shall equal the fair market value of a share of Common Stock while the grant price of a tandem SAR issued in connection with a stock option shall equal the option price of the related option. If an award of SARs is intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m), the maximum number of shares which may be granted in the form of SARs in any one fiscal year to any one participant is one hundred thousand (100,000).

     Restricted Stock. The Committee will also be authorized to award shares of restricted Common Stock ("Restricted Stock") under the Incentive Plan upon such terms and conditions as it shall establish. In general, Restricted Stock may not be transferred until the end of a period of restriction established by the Board or until the satisfaction of certain conditions and may be subject to certain other restrictions. If an award of Restricted Stock is intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m), the maximum number of shares which may be granted in the form of Restricted Stock in any one fiscal year to any one participant is fifty thousand (50,000). The award agreement will specify the period(s) of restriction, the number of shares of Restricted Stock granted, restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients will have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Committee in its sole discretion. Participants shall receive dividends on their shares of Restricted Stock and the Committee, in its discretion, will determine how dividends on restricted shares are to be paid.

     Each award agreement for Restricted Stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant's employment with the Company. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all shares of Restricted Stock issued pursuant to the Incentive Plan and may reflect distinctions based on reasons for termination of employment. Except in the case of terminations connected with a change in control and terminations by reason of death or disability, the vesting of Restricted Stock which qualifies for performance-based compensation under Section 162(m) and which are held by "covered employees" under Section 162(m) shall occur at the time it otherwise would have, but for the employment termination.

     Performance Units/Shares and Cash-Based Awards. The Committee will also have the discretion to award to participants certain rights related to performance goals set by the Committee. These rights, which are defined as performance units, performance shares, and cash-based awards under the Incentive Plan may be awarded upon such terms and conditions as the Committee shall establish. If a cash-based award or an award of performance units or performance shares is intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m), the maximum aggregate payout with respect to such awards which may be granted under any one fiscal year to any one participant shall be the value of seventy-five thousand (75,000) shares of Common Stock. Performance units will have an initial value as determined by the Committee while the Performance share will have an initial value equal to one share of Common Stock. The payout on the number and value of the performance units, performance shares, and cash-based awards will be a function of the extent to which corresponding performance goals are met.

     Performance Measures. The Committee may grant awards under the Incentive Plan to eligible employees subject to the attainment of certain specified performance measures. The number of performance-based awards granted to an officer or key employee in any year is determined by the Committee in its sole discretion.

     The value of each performance-based award shall be determined solely upon the achievement of certain pre-established objective performance goals during each performance period (the "Performance Period"). The duration of a Performance Period is set by the Committee. A new Performance Period may begin every year, or at more frequent or less frequent intervals, as determined by the Committee.

     The Committee shall establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each Performance Period, the performance measures which shall be used to determine the achievement of those performance goals, and any formulas or methods to be used to determine the value of the performance-based awards.

     The value of performance-based awards may be based on absolute measures or on a comparison of the Company's financial measures during a Performance Period to the financial measures of a group of competitors. The performance measures are earnings per share, net income (before or after taxes), return measures (including, but not limited to, return on assets, equity, or sales), cash flow return on investments which equals net cash flows divided by owner's equity, earnings before or after taxes, measures of gross sales, gross revenues, or growth in sales or revenues, and share price (including, but not limited to, growth measures and total shareholder return).

     Following the end of a Performance Period, the Committee shall determine the value of the performance-based awards granted for the period based on the attainment of the pre-established objective performance goals. The Committee shall also have discretion to reduce (but not to increase) the value of a performance-based award.

     The Committee will certify, in writing, that the award is based on the degree of attainment of the pre-established objective performance goals. As soon as practicable thereafter, payment of the awards to employees, if any, shall be made in the form of shares of Common Stock.

     Adjustment and Amendments. The Incentive Plan provides for appropriate adjustments in the number of shares of Common Stock subject to awards and available for future awards in the event of changes in outstanding Common Stock by reason of a merger, stock split, or certain other events. In case of a pending change of control of the Company, outstanding options granted under the Incentive Plan will become immediately exercisable and will remain exercisable throughout their entire term and restriction periods and restrictions imposed on shares of Restricted Stock shall immediately lapse.

     The Incentive Plan may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holder's consent. Stockholder approval of an amendment will be sought if necessary under Internal Revenue Service or SEC regulations, the rules of the New York Stock Exchange or any applicable law.

     Nontransferability. No derivative security (including, without limitation, options) granted pursuant to, and no right to payment under, the Incentive Plan shall be assignable or transferable by a plan participant except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a participant's lifetime only by the participant or by the participant's guardian or legal representative. These limitations may be waived by the Committee, subject to restrictions imposed under the SEC's short-swing trading rules and federal tax requirements relating to ISOs.

     Duration of the Plan. The Incentive Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all Performance Periods for performance-based awards granted thereunder have been completed. However, in no event will an awards be granted under the Incentive Plan on or after January 1, 2007.

     Section 162(m). Under Section 162(m) of the Internal Revenue Code, compensation paid by the Company in excess of $1 million for any taxable year to "Covered Employees" generally is deductible by the Company or its affiliates for federal income tax purposes if it is based on the performance of the Company, is paid pursuant to a plan approved by stockholders of the Company, and meets certain other requirements. Generally, "Covered Employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of the Company on the last day of the taxable year.

     It is presently anticipated that the Committee will at all times consist of "outside directors" as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring Incentive Plan awards.

New Plan Benefits

     The benefits that will be received under the Incentive Plan by particular individuals or groups are not determinable at this time. The benefits that were received for the 1996 fiscal year by the Named Executive Officers pursuant to the Stock Option Plan (which the Incentive Plan is intended to replace) are summarized in tables on pages 11-13.

                    ANNUAL REPORT AND FINANCIAL INFORMATION

     A copy of the Company's Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, will be furnished without charge (except for exhibits) by first class mail within one business day of the receipt of the request to stockholders upon written request sent to Investor Relations, Morgan Products Ltd., 469 McLaws Circle, Williamsburg, Virginia 23185, (757) 564-1700.

                                 OTHER MATTERS

     The Company will bear the cost of solicitation of proxies. In addition, officers, directors, and other employees of the Company may, without additional remuneration, solicit proxies from stockholders in person and by mail, telegram, telephone or facsimile. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting material to the beneficial owners of shares of Common Stock and will be reimbursed for their expenses by the Company.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the Company's 1998 Annual Meeting of Stockholders is advised that in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be directed to the Secretary of the Company at its principal executive offices such that it is received not later than November 28, 1997, and the proposal must meet certain eligibility requirements of the Securities and Exchange Commission.

                                          By Order of the Board of Directors
                                          DOUGLAS H. MACMILLAN
                                          Secretary

Williamsburg, Virginia
March 28, 1997

                                                                      Appendix A

                          Incentive Compensation Plan

                              Morgan Products Ltd.

                                   March 1997

                                    Contents

                                                                                                              Page
                                                                                                              ----
Article  1. Establishment, Objectives, and Duration........................................................     1
Article  2. Definitions....................................................................................     1
Article  3. Administration.................................................................................     3
Article  4. Shares Subject to the Plan and Maximum Awards..................................................     4
Article  5. Eligibility and Participation..................................................................     4
Article  6. Stock Options..................................................................................     5
Article  7. Stock Appreciation Rights......................................................................     6
Article  8. Restricted Stock...............................................................................     7
Article  9. Performance Units, Performance Shares, and Cash-Based Awards...................................     8
Article 10. Performance Measures...........................................................................     9
Article 11. Beneficiary Designation........................................................................    10
Article 12. Deferrals......................................................................................    10
Article 13. Rights of Employees/Directors..................................................................    10
Article 14. Change in Control..............................................................................    10
Article 15. Amendment, Modification, and Termination.......................................................    11
Article 16. Withholding....................................................................................    11
Article 17. Indemnification................................................................................    12
Article 18. Successors.....................................................................................    12
Article 19. Legal Construction.............................................................................    12

             Morgan Products Ltd. 1997 Incentive Compensation Plan

                                   Article 1.

                    Establishment, Objectives, and Duration

     1.1. Establishment of the Plan. Morgan Products Ltd., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Morgan Products Ltd. 1997 Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and Cash-Based Awards.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of January 1, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

     1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after January 1, 2007.

                                   Article 2.

                                  Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     2.2. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Cash-Based Awards.

     2.3. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

     2.4. "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.5. "Cash-Based Award" means an Award granted to a Participant, as described in Article 9 herein.

     2.6. "Change in Control" shall mean the occurrence of any one or more of the following:

      (a) Any transaction or series of transactions which, within a twelve (12) month period, constitute a change of management or control, which shall be deemed to have occurred whenever;

           (i) At least thirty-five percent (35%) of the then outstanding shares of Common Stock of the Company are [for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof] redeemed by the Company or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Company, or any combination of such redemption, purchase or exchange, or

          (ii) At least fifty-one percent (51%) of the Company's assets are acquired by any person(s), firm(s) or entity(ies) whether or not affiliated with the Company for cash, property (including without limitation, stock in any corporation) or indebtedness or any combination thereof, or

         (iii) During any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof, or

          (iv) The Company is merged or consolidated with another corporation regardless of whether the Company is the survivor.

     (b) Any substantial equivalent of any such redemption, purchase, exchange, transaction or series of transactions, acquisition, merger or consolidation, which the Board of Directors reasonably determines constitutes such a change of management or control.

     For purposes of the foregoing definition the term "control" shall have the meaning ascribed thereto under the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

     2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8. "Committee" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. Any such committee shall be comprised entirely of Directors.

     2.9. "Company" means Morgan Products Ltd., a Delaware corporation, including any and all Subsidiaries and Affiliates, and any successor thereto as provided in Article 18 herein.

     2.10. "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     2.11. "Director" means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate; provided, however, that any Director who is employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under the Plan.

     2.12. "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

     2.13. "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

     2.14. "Employee" means any employee of the Company or its Subsidiaries or Affiliates. Directors who are employed by the Company shall be considered Employees under this Plan.

     2.15. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16. "Fair Market Value" shall be determined on the basis of the opening sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

     2.17. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

     2.18. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     2.19. "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.20. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     2.21. "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     2.22. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.23. "Participant" means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

     2.24. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.25. "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

     2.26. "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

     2.27. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.28. "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

     2.29. "Retirement" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan.

     2.30. "Shares" means the shares of Common Stock of the Company.

     2.31. "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

     2.32. "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

     2.33. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

                                   Article 3.

                                 Administration

     3.1. General. The Plan shall be administered by the Board, or (subject to the following) by any Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

     3.2. Authority of the Board. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.

     3.3. Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

                                   Article 4.

                 Shares Subject to the Plan and Maximum Awards

     4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be two hundred fifty thousand (250,000), no more than one hundred thousand (100,000) of which may be granted in the form of Restricted Stock. The Board shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Unless and until the Board determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

      (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be one hundred thousand (100,000).

     (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be one hundred thousand (100,000).

      (c) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be fifty thousand (50,000) Shares.

     (d) Performance Shares/Performance Units and Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards or Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be equal to the value of seventy-five thousand (75,000) Shares.

     4.2. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

                                   Article 5.

                         Eligibility and Participation

     5.1. Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

     5.2. Actual Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

                                   Article 6.

                                 Stock Options

     6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

     6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

     6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

     6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of
(a) and (b).

     The Board also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

     Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7. Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8. Termination of Employment/Directorship. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

     6.9. Nontransferability of Options.

      (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

          Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

                                   Article 7.

                           Stock Appreciation Rights

     7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

     The Board shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

     7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

     7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

     7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

      (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

     (b) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Board's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

     7.7. Termination of Employment/Directorship. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company and/or its subsidiaries. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     7.8. Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                                   Article 8.

                                Restricted Stock

     8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine.

     8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

     8.3. Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4. Other Restrictions. Subject to Article 11 herein, the Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

     The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5. Voting Rights. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

     8.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

     8.7. Termination of Employment/Directorship. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall occur at the time they otherwise would have, but for the termination.

                                   Article 9.

          Performance Units, Performance Shares, and Cash-Based Awards

     9.1. Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

     9.2. Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Award that will be paid out to the Participant. For purposes of this
Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

     9.3. Earning of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and of Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4. Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Board, be entitled to exercise their voting rights with respect to such Shares.

     9.5. Termination of Employment/Directorship Due to Death, Disability, or Retirement. Unless determined otherwise by the Board and set forth in the Participant's Award Agreement, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Cash-Based Awards which is prorated, as specified by the Board in its discretion.

     Payment of earned Performance Units/Shares or Cash-Based Awards shall be made at a time specified by the Board in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

     9.6. Termination of Employment/Directorship for Other Reasons. In the event that a Participant's employment or directorship terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

     9.7. Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                                  Article 10.

                              Performance Measures

     Unless and until the Committee proposes for shareholder vote, and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among

      (a) Earnings per share;

      (b) Net income (before or after taxes);

      (c) Return measures (including, but not limited to, return on assets, equity, or sales);

      (d) Cash flow return on investments which equals net cash flows divided by owners equity;

      (e) Earnings before or after taxes;

      (f) Measures of gross sales, gross revenues, or growth in sales or revenues;

      (g) Share price (including, but no limited to, growth measures and total shareholder return); and

      (h) Performance versus comparator groups.

     The Board shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employee, may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

                                  Article 11.

                            Beneficiary Designation

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                  Article 12.

                                   Deferrals

     The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                                  Article 13.

                         Rights of Employees/Directors

     13.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     13.2. Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                                  Article 14.

                               Change in Control

     14.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

      (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

      (b) Any restriction periods and restrictions imposed on Restricted Shares which are not performance-based shall lapse;

      (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty
          (30) days following the effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

     14.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 15.3 hereof) or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

     14.3. Pooling of Interests Accounting. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interests accounting.

                                  Article 15.

                    Amendment, Modification, and Termination

     15.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     15.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Board determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

     15.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 14.3 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     15.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 15, make any adjustments it deems appropriate.

                                  Article 16.

                                  Withholding

     16.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     16.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

                                  Article 17.

                                Indemnification

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                  Article 18.

                                   Successors

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                                  Article 19.

                               Legal Construction

     19.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     19.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     19.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     19.5. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.

--------------------------------------------------------------------------------
COMMON STOCK                                                        COMMON STOCK
PROXY                                                                      PROXY

                              MORGAN PRODUCTS LTD.

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting to be Held May 14, 1997

The undersigned hereby appoints Larry R. Robinette and Douglas H. MacMillian,individually, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Morgan Products, Ltd., held of record by the undersigned on March 20, 1997, at the annual meeting of stockholders to be held on May 14, 1997, or any adjournment or postponement thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

        3383--Morgan Products Ltd.

                              MORGAN PRODUCTS LTD.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



1.  Election of Directors-
    Nominees:  F.J. Hawley, Jr., LR. Robinette,
    J.S. Crowley, H.G. Haas, W.R. Holland, E.T. Toker and P.J. McDonough, Jr.

2. Ratification of appointment of Price Waterhouse, LLP as independent Public Accountants.

For   Withhold    For All
All     All       Except those whose name(s) appear below.
[ ]     [ ]        [ ]
                       -------------------------------------------------------

For    Against   Abstain
[ ]     [ ]        [ ]

                                                       For   Against   Abstain
3. Ratification of proposal to adopt the incentive     [ ]     [ ]       [ ]
        Compensation Plan.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR all nominees" in Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3. The Board of Directors recommends a vote "FOR all nominees" in Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3.

                                               Dated:
                                                     ---------------------, 1997

Signature(s)
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

Please sign exactly as name appears hereon. Joint owners should each sign, where applicable, indicating official position or representative capacity.

--------------------------------------------------------------------------------

3383-Morgan Products Ltd.